UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 26, 2014

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-34115 (Commission File Number)	04-3387074 (IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (978) 614-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Common Stock to be Issued in Lieu of 2015 Annual Cash Bonus Program.  On December 26, 2014, Sonus Networks, Inc. (the “Company”) and each of Raymond P. Dolan, the Company’s President and Chief Executive Officer; Mark Greenquist, the Company’s Chief Financial Officer; Anthony Scarfo, the Company’s Executive Vice President of Product Management and Corporate Development; and Jeffrey Snider, the Company’s Senior Vice President, Chief Administrative Officer, and General Counsel (collectively, the “Named Executive Officers”), executed a letter agreement (each, an “Agreement” and collectively, the “Agreements”).

Under the terms of the Agreements, the Named Executive Officers were given the choice to receive all or half of their fiscal year 2015 bonuses (“2015 Bonus”), if any are earned, in the form of shares of the Company’s common stock (the “2015 Bonus Shares”).  Each Named Executive Officer also could have elected not to participate in this program and to earn his 2015 Bonus, if any, in the form of cash.  The amount of the 2015 Bonus, if any, for each Named Executive Officer shall be determined by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company subject to the terms of the Senior Management Cash Incentive Plan.  If a Named Executive Officer elects to receive his 2015 Bonus entirely in the form of shares of the Company’s common stock, the number of 2015 Bonus Shares granted will equal 1.5 times that Named Executive Officer’s actual 2015 Bonus earned, if any, divided by the closing price of the Company’s common stock on January 2, 2015.  If the Named Executive Officer elects to receive one-half of his 2015 Bonus in the form of shares of common stock and the other half in the form of cash, (i) the number of 2015 Bonus Shares granted will be one-half the amount described in the preceding sentence; and (ii) he will receive 50% of his 2015 Bonus in cash on a date concurrent with the timing of normal 2015 bonus payouts.  The 2015 Bonus Shares (if any are granted) will be granted on a date concurrent with the timing of normal 2015 bonus payouts and will be fully vested as of such grant date.  The Company will offset the number of shares necessary to pay withholding taxes and deposit the balance of the 2015 Bonus Shares in each Named Executive Officer’s account.  Each Named Executive Officer agreed not to sell or otherwise dispose of the 2015 Bonus Shares until the first anniversary of the grant date.  This contractual holding period may be waived by the Compensation Committee in its sole discretion, upon the Named Executive Officer’s death or disability or upon a showing of undue hardship.  The Named Executive Officer must be employed on the grant date for the 2015 Bonus Shares (if any are granted) to be eligible to receive such shares.

The Agreements also state that the Compensation Committee retains the right, in its sole discretion, to pay each Named Executive Officer’s 2015 Bonus in cash as opposed to payment in 2015 Bonus Shares.  If the Company is the subject of an acquisition or change of control prior to the grant date, and if the Compensation Committee of the Company or its successor elects to pay the 2015 Bonus, if any, in cash, such cash payment will equal the economic equivalent of the 2015 Bonus Shares that otherwise would have been received, so that the intent of this election is preserved.

The Agreements only apply to the fiscal year 2015 Bonus.

The foregoing summary is qualified in its entirety by reference to the Agreements, in the form attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

10.1                        Form of Letter Agreement between Sonus Networks, Inc. and each of Raymond P. Dolan, Mark Greenquist, Anthony Scarfo and Jeffrey Snider.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2014	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President, Chief Administrative Officer,
General Counsel and Secretary

Exhibit Index

10.1                        Form of Letter Agreement between Sonus Networks, Inc. and each of Raymond P. Dolan, Mark Greenquist, Anthony Scarfo and Jeffrey Snider.